UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2012

IntegraMed America, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	0-20260	06-1150326
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Manhattanville Road, Purchase, NY 10577

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 253-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement and Voting Agreement

On June 10, 2012, IntegraMed America, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SCP-325 Holding Corp., a Delaware corporation (“Parent”), and SCP-325 Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Acquiring Parties”). The Acquiring Parties are affiliates of Sagard Capital Partners, L.P., a Greenwich, Connecticut based private equity firm (“Sagard”).

Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”). At the effective time of the Merger, each share of common stock, par value $0.01 per share, of the Company (a “Common Share”) that is issued and outstanding immediately prior to the effective time of the Merger, other than issued and outstanding Common Shares that are owned by (i) Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, (ii) the Company as treasury stock or any direct or indirect wholly-owned subsidiary of the Company or (iii) stockholders that have perfected appraisal rights under Delaware law, will be automatically converted into the right to receive $14.05 per Common Share in cash (the “Per Share Merger Consideration”), without interest. In addition, at the effective time of the Merger, each outstanding and unexercised option to acquire Common Shares, whether or not then vested or exercisable, will be automatically converted into the right to receive an amount in cash equal to the product of (a) the number of Common Shares for which that option has not been exercised prior to the effective time of the Merger and (b) the excess, if any, of the Per Share Merger Consideration over the exercise price of that option (the “Option Consideration”), without interest. In the event that the exercise price per Common Share of any option to acquire Common Shares is equal to or greater than the Per Share Merger Consideration, at the effective time of the Merger, that option will be cancelled without any consideration being payable in respect thereof. Also, immediately prior to the effective time of the Merger, each outstanding share of restricted stock of the Company that is subject to vesting or other lapse restrictions will vest and become free of those restrictions and, at the effective time of the Merger, the holder thereof will receive the Per Share Merger Consideration (the “Restricted Stock Consideration”), without interest, with respect to each share of restricted stock of the Company held by that holder.

The Company has made customary representations and warranties to the Acquiring Parties in the Merger Agreement. In the Merger Agreement, the Company has also made customary covenants, including, among other things, covenants regarding: (i) the conduct of the business of the Company and its subsidiaries prior to the consummation of the Merger; (ii) the use of the Company’s reasonable best efforts to cause the Merger to be consummated, including the abstention from soliciting, providing information or entering into discussions concerning alternative acquisition proposals relating to the Company, except in limited circumstances relating to unsolicited proposals that constitute or are reasonably expected to lead to a Superior Proposal (as defined in the Merger Agreement); and (iii) the calling and holding of a meeting of the holders of the Common Shares for the purpose of adopting the Merger Agreement.

Parent has obtained debt and equity financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Per Share Merger Consideration, the aggregate Option Consideration, the aggregate Restricted Stock Consideration and all related fees and expenses required to be paid by Parent, Merger Sub and the Company in connection with the Merger.

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Consummation of the Merger is not subject to a financing condition, but is subject to customary closing conditions, including (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding Common Shares entitled to vote on the adoption of the Merger Agreement at a stockholders’ meeting duly called and held for that purpose, (ii) the expiration or early termination of the waiting period (and any extensions thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the absence of any law, injunction, judgment or ruling that has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger. In addition, the obligations of the Company and the Acquiring Parties to consummate the Merger are subject to certain other closing conditions, including (a) the accuracy of the representations and warranties (subject to certain materiality qualifiers) of the other party or parties, as the case may be, and (b) compliance by the other party or parties, as the case may be, in all material respects with its or their obligations required to be performed by it or them under the Merger Agreement on or prior to the closing date of the Merger. Also, the obligation of the Acquiring Parties to consummate the Merger is subject to (1) the non-occurrence of any Company Material Adverse Effect (as defined in the Merger Agreement) from the date of the Merger Agreement to the effective time of the Merger and (2) if the consummation of the Merger has not occurred prior to August 15, 2012, the Company filing a Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2012.

The Merger Agreement contains termination rights for both the Company and Parent, including a termination right of the Company in certain situations in order to accept a Superior Proposal. The Merger Agreement provides that, upon termination under specified circumstances, including in the event the Company chooses to exercise its termination right in order to accept a Superior Proposal, the Company will be required to pay Parent a termination fee in an amount equal to $5,086,087. In addition, under certain circumstances, the Company will be required to reimburse the Acquiring Parties’ out-of-pocket costs and expenses, up to a maximum amount equal to $2,119,203, and any such reimbursement would be credited against any termination fee payable to Parent. The Merger Agreement also provides that, in certain specified circumstances, Parent will be required to pay the Company a reverse termination fee of $8,476,812. Sagard has provided the Company with a Limited Guaranty in favor of the Company, dated as of June 10, 2012, guaranteeing the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including any reverse termination fee, up to a maximum amount equal to $8,476,812.

The representations, warranties, covenants and agreements of the Company contained in the Merger Agreement have been made solely for the benefit of the Acquiring Parties. In addition, such representations, warranties, covenants and agreements (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (a) certain matters disclosed in certain of the Company’s Securities and Exchange Commission (“SEC”) filings and (b) confidential disclosures made to the Acquiring Parties in the disclosure letter delivered in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included as an exhibit to this Current Report on Form 8-K only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

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In connection with the execution of the Merger Agreement, IAT Reinsurance Company Ltd., Wilshire Insurance Company and Peter R. Kellogg (the “Stockholders”) entered into a Voting Agreement, dated as of June 10, 2012, with Parent (the “Voting Agreement”), pursuant to which the Stockholders agreed, among other things, to (i) vote all of the Common Shares beneficially owned by the Stockholders (the “Subject Shares”) in favor of the Merger and against any other acquisition proposals relating to the Company, (ii) grant an irrevocable proxy to Parent with respect to the Subject Shares, (iii) not transfer any Subject Shares and (iv) not solicit or participate in any discussions or negotiations concerning any other acquisition proposals relating to the Company. The Subject Shares currently represent approximately 26.9% of the issued and outstanding Common Shares. The Voting Agreement will automatically terminate upon the earliest to occur of (a) the mutual consent of Parent and the Stockholders, (b) the effective time of the Merger, (c) the termination of the Merger Agreement in accordance with its terms, (d) the Board of Directors of the Company expressly withdrawing its recommendation that the holders of Common Shares adopt the Merger Agreement and (e) upon written notice by the Stockholders to Parent upon a third party having made a bona fide written proposal which is a Superior Proposal to acquire all of the Common Shares for cash at a per share price of at least $16.50 per share.

The foregoing descriptions of the Merger Agreement and the Voting Agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and the Voting Agreement, which are filed as Exhibits 2.1 and 99.1 hereto, respectively, and which are incorporated herein by reference.

Shady Grove Amendment

On June 10, 2012, the Company and Shady Grove Fertility Reproductive Science Center, P.C., a Maryland professional corporation (“Shady Grove”), entered into Amendment No. 10 (the “Shady Grove Amendment”) to that certain Management Agreement (the “Shady Grove Management Agreement”), dated as of March 11, 1998, between the Company and Shady Grove. Pursuant to the Shady Grove Amendment, effective as of the date of termination and replacement of the Company’s existing credit agreement with Bank of America, N.A. and the other lenders party thereto, Shady Grove will be entitled to a first priority security interest in an account (the “Restricted Account”) of the Company or one of its subsidiaries that contains certain patient deposits that have not yet been recognized as revenue. Shady Grove will be entitled to send a notice of exclusive dominion and control over the Restricted Account if and only if the Company is insolvent, a receiver, liquidator or trustee of the Company is appointed by court order, or a petition to reorganize is filed against the Company under any bankruptcy, reorganization or insolvency law, and is not dismissed within 90 days, or the Company files a voluntary petition in bankruptcy or makes an assignment for the benefit of creditors.

The foregoing description of the Shady Grove Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Shady Grove Amendment, which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2012, the Company and Jay Higham, the President and Chief Executive Officer of the Company, entered into an Amendment (the “Amendment”) to that certain Employment Agreement, dated as of October 10, 2005, between the Company and Mr. Higham (the “Employment Agreement”). Pursuant to the Amendment, in the event that the Company determines that any payments or distributions by the Company, or any person or entity affiliated with the Company, to or for Mr. Higham’s benefit, whether paid or payable or distributed or distributable pursuant to the terms of the Employment Agreement, any option agreement, any restricted stock award agreement or otherwise (collectively, the

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“Payments”), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or Mr. Higham would incur any interest or penalties with respect to that excise tax, then the Payments will be reduced by the amount, if any, necessary to prevent any part of the Payments from being treated as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code.

The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 hereto, and which is incorporated herein by reference.

Item 8.01.	Other Events.

On June 11, 2012, the Company issued a press release announcing the execution of the Merger Agreement. The Company’s press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Important Legal Information

In connection with the Merger, the Company plans to file with the SEC and mail to its stockholders a proxy statement and other relevant material. The proxy statement will contain important information about the Company, the acquiror, the proposed acquisition and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE AND THE OTHER RELEVANT MATERIALS FILED BY THE COMPANY WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement and other relevant materials filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov or by contacting the Company’s Investor Relations at (212) 924-9800. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on the Company’s website at www.integramed.com.

The Company and its directors, executive officers and other members of its management may be deemed to be soliciting proxies from the Company’s stockholders in favor of the Merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests, by security holdings or otherwise, in the Merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the Merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC. Information about the Company’s directors and executive officers may also be found in the Company’s definitive proxy statement filed with the SEC on April 25, 2012. These documents will be available free of charge once available at the SEC’s website at www.sec.gov or by directing a request to the Company as provided above.

Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans or prospects for the Company, or about the Company’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: the risks surrounding the parties’ ability to consummate the Merger, including the

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receipt of stockholder approval or the regulatory approval required for the Merger; the parties’ ability to meet expectations regarding the timing and completion of the Merger; and such other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The Company assumes no obligation to update the information in this Current Report on Form 8-K, except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.
Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 10, 2012, by and among IntegraMed America, Inc., SCP-325 Holding Corp. and SCP-325 Merger Sub, Inc.
10.1	Amendment No. 10 to Management Agreement, dated as of June 10, 2012, by and between IntegraMed America, Inc. and Shady Grove Fertility Reproductive Science Center, P.C.
10.2	Amendment to Employment Agreement, dated as of June 10, 2012, between IntegraMed America, Inc. and Jay Higham
99.1	Voting Agreement, dated as of June 10, 2012, by and among IAT Reinsurance Company Ltd., Wilshire Insurance Company, Peter R. Kellogg and SCP-325 Holding Corp.
99.2	Press Release of IntegraMed America, Inc., dated as of June 11, 2012
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAMED AMERICA, INC.
(Registrant)
Date: June 11, 2012
	By:	/s/ Claude E. White
Name: Claude E. White
Title: Vice President, General Counsel and Secretary

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